CERTIFICATE AMENDING ARTICLES OF INCORPORATION


The undersigned, being the President and Secretary of Supreme Hospitality, a Nevada corporation, hereby certifies that a majority vote of the Board of Directors and majority vote of stockholders at a meeting held on April 17, 2000 this certificate amending articles of incorporation be filed.

The undersigned further certifies that the original Articles of Incorporation of Supreme Hospitality were filed with the Secretary of State of Nevada on the 10th day of November, 1997. The undersigned further certifies that ARTICLE SECOND of the Articles of Incorporation filed on the 10th Day of November, 1997, herein is amended to read follows:

ARTICLE SECOND

That the total number of shares to be issued by the Corporation is Fifty Million (50,000,000) Common with a par value of one hundredth of a cent ($0.0001) and one million preferred with a par value of one hundredth of a cent ($0.0001).

The undersigned hereby certifies that they have on this 17th day of April, 2000, executed this Certificate Amending the original Articles of Incorporation heretofore filed with Secretary of State of Nevada.

/s/  Larry W. Lang, President
-----------------------------
     Larry W. Lang, President

/s/  Larry W. Lang, Secretary
-----------------------------
     Larry W. Lang, Secretary






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


              CERTIFICATE  OF  AMENDMENT  OF ARTICLES OF  INCORPORATION  (Before
                Payment of Capital or Issuance of Stock)


 Anne Angell                    and name of incorporator a director certify that
------------

         1. They constitute at least two-thirds of the original incorporators or of the directors of

GRUBSTAKE, INC. a Nevada Corporation.
----------------

         2. The original Articles were filed in the Office of the Secretary of State on 11-10-97
                  --------

         3. As of the date of this certificate, no stock of the corporation has been issued.

         4. They hereby adopt the following amendments to the articles of incorporation of this corporation:

Article     FIRST        is amended to read as follows:
            ------

The Name of the Corporation is RICHWOOD, INC.

                                                signing with a power of attorney

State of Nevada
County of Clark

On November 30, 1998, personally appeared before me, a Notary Public, Richard L. Angell, who acknowledged that they executed the above instrument.

RECEIVED
                                 County of Clark

                                  Signature of Notary

SECRETARY of STATE










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

                           CERTIFICATE OF AMENDMENT OF

                            ARTICLES OF INCORPORATION
                        After First Meeting of Directors

                                 RICHWOOD, INC.
                               Name of Corporation

         We the undersigned president or vice president ANNE ANGELL and; (secretary of assistance secretary) ANNE ANGELL of (name of corporation) RICHWOOD, INC. do hereby certify:

         That the public officers or other persons, if any, required by the articles have approved the amendment. The vote of the members (if there are members) and directors by which the amendment was adopted is as follows: members, and directors 1.

         They hereby adopt the following amendment(s) to the articles of incorporation. Article number(s) FIRST (1) AND SECOND (2) is/are amended to read as follows:

         FIRST: The name of the corporation is SUPREME HOSPITALITY and;

         SECOND: This corporation is to issue shares with $ 0.0001 par value. The total number of shares that may be issued by the corporation is 50,000,000 common and 1,000,000 preferred shares of stock.

         The number of shares of the corporation outstanding and entitled to vote on an amendment to the Articles of Incorporation is 100%; and that said change(s) and amendment have been consented to and approved by a majority vote of the stockholders holding at least a majority of each class of stock outstanding and entitled to vote thereon.

                                               President or Vice  President

                                               Secretary or Assistant Secretary

STATE OF NEVADA               )
                              )ss
COUNTY OF CLARK               )

         On APRIL 17, 2000, personally appeared before me, a Notary Public, ANNE ANGELL who acknowledged that they executed the above instrument.

                          Notary Public of State of NV
                                 County of Clark

                          CARRIE JOHNSON        Notary Public

                    My Appointment Expires
         February 12, 2004

                      RESOLUTION OF THE BOARD OF DIRECTORS

                                       OF

                                 RICHWOOD, INC.

                              A Nevada Corporation

         Upon a duly made, seconded and unanimously adopted motion, the Board of Directors of this Corporation adopted the following resolution:

         BE IT RESOLVED; THAT I, Anne Angell hereby appoint Larry Lang as a director of this corporation.

         The undersigned, Anne Angell, certifies that I am the duly appointed Secretary of Richwood, Inc. and that the above is a true and correct copy of resolutions duly adopted at a meeting of the Directors thereof, convened and held in accordance with law and the Bylaws of said Corporation, and that such resolution is now in full force and effect.

         IN WITNESS THEREOF, I have aimed my name as Secretary of Richwood, Inc.

Dated as of April 17, 2000

                             Anne Angell, Secretary







                             RESIGNATION OF DIRECTOR

         I, Anne Angell, a member of the Board of Directors of Richwood, Inc., a corporation formed under the laws of the State of Nevada, hereby tender and submit my resignation a member of the Board of Directors to be effective immediately on the April17, 2000.

Anne Angell, Director







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